Exhibit 10.1

SIXTH AMENDMENT TO LEASE

This SIXTH AMENDMENT TO LEASE (the "Amendment") is made and entered into as of the 13TH day of October 2015, by and between UPLANDER LLC (“Lessor”) and PSYCHEMEDICS CORPORATION, a Delaware corporation ("Lessee"), with respect to that Standard Industrial Lease dated October 6, 1992, and amended January 1, 1993, December 16, 1994, December 31, 1997, May 24, 2005, and November 22, 2011 (as amended, the “Lease"), pursuant to which Lessee leases from Lessor those certain premises located at 5830 Uplander Way, Los Angeles County, California and 5832 Uplander Way, Los Angeles County, California (collectively the "Premises"). Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meanings as are ascribed to such terms in the Lease. Lessor and Lessee hereby acknowledge the following:

RECITALS

A. Lessee desires to exercise the Option to Extend Term as provided in the Fifth Amendment to Lease dated November 22, 2011 to renew the Lease for the Premises and to otherwise modify the Lease as provided herein.

B. Except as amended and modified, all terms of the Lease, as amended, shall remain in full force and effect.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessee agree as follows:

AGREEMENT

1. Term of Lease. Lessor and Lessee hereby agree that this Sixth Amendment shall be effective on January 1, 2016 (the "Effective Date") and shall, unless otherwise extended as provided herein, terminate on December 31, 2020.

2. Option to Extend Term. Lessee shall have an option to extend the Lease for a period of two years, which option period shall commence on January 1, 2021 and shall terminate on December 31, 2022. Lessee may exercise this option strictly in accordance with the procedures set forth in Paragraph 9 of the Addendum to Standard Industrial Lease dated September 16, 1992 (the "Addendum"), except that the rent for both years of this option period shall be determined pursuant to the C.P.I. adjustment outlined in Paragraph 4 below. Such option is not assignable notwithstanding anything to the contrary in the Lease.

3. Base Monthly Rent. From January 1, 2016 through December 31, 2016, the Base Monthly Rental for the Premises will be due and payable in advance on the first day of each month at the rate of Twenty-Eight Thousand Six Hundred Dollars ($28,600) per month. Rent will be allocated at the approximate rates of $1.63/sq.ft. for the lab and office space and $0.62/sq.ft. for the mezzanine storage area.

4. Rent Adjustment. Commencing January 1, 2017 and thereafter annually on each subsequent January 1st, the Base Monthly Rental shall be readjusted by a percentage equal to the increase in the Consumer Price Index (U.S. Department of Labor for all Urban Consumers, Los Angeles-Anaheim-Riverside California (1967=100) hereinafter “C.P.I. Index") for the previous calendar year period of January 1st through December 31st; provided, however, notwithstanding the C.P.I. Index, the Base Monthly Rental for calendar year 2017 shall not increase more than three percent (3%) and for each subsequent calendar year commencing January 1, 2018 by no less than two percent (2%) nor more than four percent (4%) per year. If the Bureau of Labor Statistics discontinues publication of the C.P.I. Index, publishes the C.P.I. Index less frequently, or alters the C.P.I. Index in a material manner, then Lessor, in its sole discretion, may adopt a substitute index or procedure with reasonably reflects and monitors consumer prices.

5. Security Deposit. The security deposit for the Premises shall be increased to the sum of $ 28,600.00.At such time that the rent is thereafter adjusted in accordance with Paragraph 4 above, the security deposit will be adjusted in a like amount.

6. Incorporation. Except as otherwise expressly set forth herein, and to the extent necessary to give effect to the provisions hereof, all terms and conditions of the Lease shall remain unmodified and in full force and effect.

7. Counterparts. This Amendment may be executed in one or more counterpart copies, and each of which, so executed, irrespective of the date of execution and delivery, shall be deemed' to be an original, and all such counterparts together shall constitute one and the same instrument. The signature pages of one or more of the counterpart copies may be removed from such counterpart copies and be attached to the same copy of this Amendment, which, with all signatures attached, shall be deemed to be an original Agreement.

IN WITHNESS WHEREOF, the parties hereto have entered into this Sixth Amendment as of the date first set forth above.

LESSOR		LESSEE

UPLANDER LLC		PSYCHEMEDICS CORPORATION, a
Delaware corporation

By:	/s/ Mitchell H. Hersch	By:	/s/ Raymond C. Kubacki_
	MITCHELL H. HERSCH		RAYMOND C. KUBACKI
	MANAGER		PRESIDENT

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